Exhibit 99.1

Press Release
www.shire.com

Shire Recommends ADS Holders Reject TRC Capital's

“Mini-Tender Offer”

Dublin, Ireland – July 29, 2016 – Shire plc (LSE: SHP) (NASDAQ: SHPG) has been notified of an unsolicited “mini-tender” offer made by TRC Capital Corporation (“TRC Capital”) to purchase up to 1,000,000 American Depositary Shares (“ADSs”) of Shire, each representing three ordinary shares of Shire, at a price of $182.75 per ADS in cash.  The offer is for approximately 0.33 percent of the outstanding ordinary shares of Shire.

Shire does not endorse this unsolicited mini-tender offer and recommends that ADS holders reject the offer and do not tender their ADSs in response to the offer.  Shire is not associated with TRC Capital, its mini-tender offer or the mini-tender offer documentation.

ADS holders are cautioned that the mini-tender offer has been made at a price below market, representing a discount of 4.51% to the closing price of Shire ADSs on the NASDAQ Global Select Market on July 15, 2016, the last trading day before the mini-tender offer was commenced.  In addition, the offer is highly conditional.  TRC Capital’s offer states that it may terminate the offer if, among other things, the market price of Shire ADSs declines since the close of business on July 15, 2016.

TRC Capital has made similar unsolicited mini-tender offers for shares of other public companies.  Mini-tender offers are designed to seek less than 5% of a company's outstanding shares, thereby avoiding many disclosure and procedural requirements applicable to most bids under U.S. securities legislation.

The U.S. Securities and Exchange Commission (the “SEC”) has also published investor tips regarding mini-tender offers on its website at https://www.sec.gov/investor/pubs/minitend.htm.  The SEC states: “[s]ome bidders make mini-tender offers at below-market prices, hoping that they will catch investors off guard if the investors do not compare the offer price to the current market price.”  Shire also encourages brokers and dealers, as well as other market participants, to review the SEC’s letter regarding broker-dealer mini-tender offer dissemination and disclosures on the SEC’s website at: http://www.sec.gov/divisions/marketreg/minitenders/sia072401.htm.

Shire urges investors to obtain current market quotations for their ADSs, consult with their broker or financial advisor and exercise caution with respect to TRC Capital's offer.  According to TRC Capital's offer documents, Shire ADS holders who have already tendered their ADSs may withdraw their ADSs at any time before 12:01 a.m. (New York City time) on Tuesday, August 16, 2016 by following the procedures described in the TRC Capital offer documents.

Shire requests that a copy of this news release be included with all distributions of materials relating to TRC Capital's mini-tender offer.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

For further information please contact:

Investor Relations
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157
Ian Karp	ikarp@shire.com	+1 781 482 9018
Robert Coates	rcoates@shire.com	+44 1256 894874
Media
Gwen Fisher	gfisher@shire.com	+1 484 595 9836
Debbi Ford	debbi.ford@shire.com	+1 617 949 9083

NOTES TO EDITORS

Shire is the leading global biotechnology company focused on serving people with rare diseases and other highly specialized conditions. We have best-in-class products available in more than 100 countries across core therapeutic areas including Hematology, Immunology, Neuroscience, Lysosomal Storage Disorders, Gastrointestinal / Internal Medicine / Endocrine and Hereditary Angioedema; a growing franchise in Oncology; and an emerging, innovative pipeline in Ophthalmics.

Our employees come to work every day with a shared mission: to develop and deliver breakthrough therapies for the hundreds of millions of people in the world affected by rare diseases and other high-need conditions, and who lack effective therapies to live their lives to the fullest.

www.shire.com

Forward-Looking Statements

Statements included herein that are not historical facts, including without limitation statements concerning future strategy, plans, objectives, expectations and intentions, the anticipated timing of clinical trials and approvals for, and the commercial potential of, inline or pipeline products are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, the following:

•	disruption from the acquisition and integration of Baxalta Incorporated (“Baxalta”) may make it more difficult to conduct business as usual or maintain relationships with patients, physicians, employees or suppliers;

•	the company may not achieve some or all of the anticipated benefits of Baxalta’s spin-off from Baxter International, Inc. (“Baxter”) and the acquisition may have an adverse impact on Baxalta’s existing arrangements with Baxter, including those related to transition, manufacturing and supply services and tax matters;

•	the failure to achieve the strategic objectives with respect to the acquisition of Baxalta may adversely affect the company’s financial condition and results of operations;

•	products and product candidates may not achieve commercial success;

•	product sales from ADDERALL XR and INTUNIV are subject to generic competition;

•	the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payers in a timely manner for the company’s products may affect future revenues, financial condition and results of operations, particularly if there is pressure on pricing of products to treat rare diseases;

•	supply chain or manufacturing disruptions may result in declines in revenue for affected products and commercial traction from competitors; regulatory actions associated with product approvals or changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•	the successful development of products in various stages of research and development is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval;

•	the actions of certain customers could affect the company’s ability to sell or market products profitably, and fluctuations in buying or distribution patterns by such customers can adversely affect the company’s revenues, financial condition or results of operations;

•	investigations or enforcement action by regulatory authorities or law enforcement agencies relating to the company’s activities in the highly regulated markets in which it operates may result in significant legal costs and the payment of substantial compensation or fines;

•	adverse outcomes in legal matters, tax audits and other disputes, including the company’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on the company’s revenues, financial condition or results of operations;

•	Shire is undergoing a corporate reorganization and was the subject of an unsuccessful acquisition proposal and the consequent uncertainty could adversely affect the company’s ability to attract and/or retain the highly skilled personnel needed to meet its strategic objectives;

•	failure to achieve the strategic objectives with respect to Shire’s acquisition of NPS Pharmaceuticals Inc. or Dyax Corp. (“Dyax”) may adversely affect the company’s financial condition and results of operations;

•	the company is dependent on information technology and its systems and infrastructure face certain risks, including from service disruptions, the loss of sensitive or confidential information, cyber-attacks and other security breaches or data leakages that could have a material adverse effect on the company’s revenues, financial condition or results of operations;

•	the company may be unable to retain and hire key personnel and/or maintain its relationships with customers, suppliers and other business partners;

•	difficulties in integrating Dyax or Baxalta into Shire may lead to the company not being able to realize the expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits at the time anticipated or at all; and

other risks and uncertainties detailed from time to time in Shire’s, Dyax’s or Baxalta’s filings with the Securities and Exchange Commission, including those risks outlined in “ITEM 1A: Risk Factors” in Shire’s and Baxalta’s Annual Reports on Form 10-K for the year ended December 31, 2015.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by applicable law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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